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                     [LETTERHEAD OF 3DX TECHNOLOGIES INC.]


                                 January 4, 1999








Mr. Tyrone J. Fairbanks, President and Chief Executive Officer
Fortune Natural Resources Corporation
One Commerce Green
515 Greens Road, Suite 720
Houston, TX 77067

Dear Ty:

This letter is to inform you that 3DX Technologies Inc. is exercising its right to terminate the Letter of Intent dated November 2, 1998 since a signed definitive merger agreement was not entered into by December 31, 1998.

Yours very truly,



/s/ Ronald P. Nowak
Ronald P. Nowak
President and Chief Executive Officer